CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the incorporation by reference in this annual report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1999 of our report dated February 11, 2000 which appears on page 24 of the annual report to shareholders for the year ended December 31, 1999.

                                         /s/ Parente Randolph, PC

Williamsport, Pennsylvania
March 28, 2000